            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-4 of the Polaris Plus Variable Annuity for Variable Annuity Account Seven of SunAmerica Annuity and Life Assurance Company of our report dated April 27, 2010, relating to the consolidated financial statements of SunAmerica Annuity and Life Assurance Company at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009. We also consent to the use in such Registration Statement of our report dated August 25, 2010, relating to the statement of assets and liabilities, including the schedule of portfolio investments, of Variable Annuity Account Seven at April 30, 2010, and the related statement of operations for the year then ended, and the related statements of changes in net assets for each of the two years in the period then ended. We also consent to the incorporation by reference in such Registration Statement of our report dated February 26, 2010, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in presentation of discontinued operations discussed in
Note 1, which is as of August 6, 2010, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which report appears in the Current Report on Form 8-K dated August 6, 2010 of American International Group, Inc. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Los Angeles, California
August 25, 2010